Exhibit 5.13

Reed Smith LLP

435 Sixth Avenue
Pittsburgh, PA 15219-1886
412.288.3131
Fax 412.288.3063

October 31, 2006

National Mentor Holdings, Inc.
313 Congress Street, 6th Floor
Boston, MA  02210

Ladies and Gentlemen:

We have acted as special Pennsylvania counsel to National Mentor Holdings, Inc., a Delaware corporation (the “Company”), and to REM Pennsylvania Community Services, Inc., a Pennsylvania corporation (the “Pennsylvania Guarantor”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by National Mentor Holdings, Inc. (the “Company”), the Pennsylvania Guarantor and the subsidiaries of the Company listed on Schedule I hereto (the “Non-Pennsylvania Guarantors” and together with the Pennsylvania Guarantor, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of $180,000,000 aggregate principal amount of 11-1/4% Senior Subordinated Notes due 2014 (the “Exchange Securities”) and the issuance by the Pennsylvania Guarantor of a guarantee (the “Guarantee”) with respect to the Exchange Securities. The Exchange Securities and the Guarantee will be issued under an indenture dated as of June 29, 2006 (the “Indenture”) among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The Exchange Securities will be offered by the Company in exchange for $180,000,000 aggregate principal amount of its outstanding 11-1/4% Senior Subordinated Notes due 2014.

We have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that

1.               The Pennsylvania Guarantor (a) has been duly incorporated, validly exists and is in good standing as a corporation under the laws of the State of Pennsylvania, and (b) has the corporate power and authority to conduct its business as described in the

NEW YORK • LONDON • LOS ANGELES • PARIS • SAN FRANCISCO • WASHINGTON, D.C. • PHILADELPHIA • PITTSBURGH  • OAKLAND

MUNICH • PRINCETON • NORTHERN VIRGINIA • WILMINGTON • NEWARK • BIRMINGHAM, U.K. • CENTURY CITY • RICHMOND

reedsmith.com

Registration Statement.

2.               The Indenture has been duly authorized, executed and delivered by the Pennsylvania Guarantor.

3.               The issuance of the Guarantee by the Pennsylvania Guarantor, and the performance by the Pennsylvania Guarantor of the Indenture, will not violate the articles of incorporation or by-laws of the Pennsylvania Guarantor, or any Pennsylvania statute, rule or regulation applicable to the Pennsylvania Guarantor or any order known to us issued pursuant to any Pennsylvania statute by any Pennsylvania court or governmental agency or body having jurisdiction over the Pennsylvania Guarantor or any of its properties.

4.               No consent, approval, authorization, order, registration or qualification of or with any Pennsylvania governmental agency or body or, to our knowledge, any Pennsylvania court is required for the issuance of the Guarantee by the Pennsylvania Guarantor or the compliance by the Pennsylvania Guarantor with all of the provisions of the Indenture.

Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

Furthermore, we have made no investigation and express no opinion as to the applicability to the Guarantee or to the transactions contemplated thereby of (i) provisions of the Federal Bankruptcy Code relating to fraudulent conveyances or fraudulent transfers or (ii) any other law relating to fraudulent conveyances, fraudulent transfers and related matters. Also, with respect to our opinion set forth in paragraph 1 regarding the good standing of the Pennsylvania Guarantor, we have relied on a good standing certificate or verbal confirmation of good standing given by the Pennsylvania Secretary of State.

We do not express any opinion herein concerning any law other than the law of the Commonwealth of Pennsylvania, and this opinion is furnished solely for your benefit in connection with the Guarantee. Except as expressly provided below, this opinion may not be relied upon for any other purpose, and no other person may rely on this opinion for any purpose, without the express written consent of the undersigned.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement only. We also consent to (i) the Trustee’s relying on this opinion and (ii) Simpson Thacher & Bartlett LLP’s relying as to matters of Pennsylvania law on this opinion in connection with the opinion of Simpson Thacher & Bartlett LLP to be rendered in connection with the Registration Statement.

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The opinions in this letter are limited to the matters set forth herein; no opinion may be inferred or implied beyond the matters expressly stated in this letter; and the opinions must be read in conjunction with the assumptions, limitations, exceptions and qualifications set forth in this letter. We assume no obligation to update this opinion to advise you of any changes in facts or laws subsequent to the date hereof.

Very truly yours,

/s/ Reed Smith LLP

REED SMITH LLP

DLD/RGL

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Schedule I

Non- Pennsylvania  Guarantors

Center for Comprehensive Services, Inc.

Cornerstone Living Skills, Inc.

Family Advocacy Services, LLC

First Step Independent Living Program, Inc.

Homework Center, Inc.

Horrigan Cole Enterprises, Inc.

Illinois Mentor, Inc.

Loyd’s Liberty Homes, Inc.

Massachusetts Mentor, Inc.

Mentor Management, Inc.

Mentor Maryland, Inc.

National Mentor Healthcare, LLC

National Mentor Holdings, LLC

National Mentor, LLC

National Mentor Services, Inc.

National Mentor Services, LLC

Ohio Mentor, Inc.

REM Arizona Rehabilitation, Inc.

REM Arrowhead, Inc.

REM Central Lakes, Inc.

REM Colorado, Inc.

REM Community Options, Inc.

REM Community Payroll Services, LLC

REM Connecticut Community Services, Inc.

REM Consulting & Services, Inc.

REM Consulting of Ohio, Inc.

REM Developmental Services, Inc.

REM Health, Inc.

REM Health of Iowa, Inc.

REM Health of Nebraska, LLC

REM Health of Wisconsin, Inc.

REM Health of Wisconsin II, Inc.

REM Heartland, Inc.

REM Hennepin, Inc.

REM Home Health, Inc.

REM, Inc.

REM Indiana Community Services, Inc.

REM Indiana Community Services II, Inc.

REM Indiana, Inc.

REM Iowa Community Services, Inc.

REM Iowa, Inc.

REM Management, Inc.

REM Maryland, Inc.

REM Minnesota Community Services, Inc.

REM Minnesota, Inc.

REM Nevada, Inc.

REM New Jersey, Inc.

REM North Dakota, Inc.

REM North Star, Inc.

REM Ohio, Inc.

REM Ohio Waivered Services, Inc.

REM Ramsey, Inc.

REM River Bluffs, Inc.

REM South Central Services, Inc.

REM Southwest Services, Inc.

REM Utah, Inc.

REM West Virginia, Inc.

REM Wisconsin, Inc.

REM Wisconsin II, Inc.

REM Wisconsin III, Inc.

REM Woodvale, Inc.

South Carolina Mentor, Inc.

Unlimited Quest, Inc.